EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated February 24, 2014 relating to the consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2013 of NeoGenomics, Inc. (the “Company”) which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed on March 15, 2016.

/s/ Kingery & Crouse, P.A.

Tampa, Florida

March 24, 2016